EXHIBIT 99.1

[XTO Energy Logo]	NEWS RELEASE

For Immediate Release

Number: 04-10

XTO ENERGY APPOINTS PHILLIP R. KEVIL AS DIRECTOR

FORT WORTH, TX (February 19, 2004) – The Board of Directors of XTO Energy (NYSE-XTO) has appointed Phillip R. Kevil, 53, to serve as a Director.

Mr. Kevil was Vice President of Taxation at Cross Timbers Oil Company until his retirement in 1997. Prior to that, Mr. Kevil, a Certified Public Accountant, was employed by Southland Royalty Company and Arthur Andersen & Co.

“Phil, with his distinguished career as a CPA in the energy sector, brings a wealth of technical expertise and business judgement to our Board,” quoted Bob R. Simpson, Chairman and Chief Executive Officer. “Just as important, Phil’s strength of character and integrity are of the highest standard.”

Contact:	Louis G. Baldwin Executive Vice President & CFO XTO Energy Inc. 817/870-2800	Gary D. Simpson Vice President—Investor Relations XTO Energy Inc. 817/870-2800

This release can be found at the Company Web site at www.xtoenergy.com.